EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2016-LC24 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

National Cooperative Bank, N.A., as NCB Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, TriMont Real Estate Advisors, Inc., as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, LNR Partners, LLC, as Special Servicer for the Equity Inns Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Equity Inns Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Trust Advisor for the Equity Inns Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Equity Inns Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Equity Inns Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for The Shops at Crystals Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for The Shops at Crystals Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Pinnacle II Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Pinnacle II Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Pinnacle II Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Pinnacle II Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Pinnacle II Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Hilton Garden Inn Athens Downtown Mortgage Loan, C-III Asset Management LLC, as Special Servicer for the Hilton Garden Inn Athens Downtown Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the Hilton Garden Inn Athens Downtown Mortgage Loan, Citibank, N.A., as Certificate Administrator for the Hilton Garden Inn Athens Downtown Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the Hilton Garden Inn Athens Downtown Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Hilton Garden Inn Athens Downtown Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Aspen at Norman Student Housing Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Aspen at Norman Student Housing Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Aspen at Norman Student Housing Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Aspen at Norman Student Housing Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Aspen at Norman Student Housing Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 1140 Avenue of the Americas Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 1140 Avenue of the Americas Mortgage Loan, TriMont Real Estate Advisors, Inc., as Operating Advisor for the 1140 Avenue of the Americas Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 1140 Avenue of the Americas Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the 1140 Avenue of the Americas Mortgage Loan.

Dated: March 16, 2018

/s/ Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)